UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2022, the Board of Directors (the “Board”) of Kirby Corporation (the “Company”) amended the bylaws of the Company (as amended or modified from time to time, the “Bylaws”), which became effective on that date, in order to, among other things:

•
Address recently adopted amendments to Rule 14a-19 under the Securities Exchange Act of 1934, as amended, by requiring that any person soliciting proxies in support of a director nominee other than the Board’s nominees provide a representation that such person will comply with Rule 14a-19 and deliver reasonable evidence to the Company that the Rule 14a-19 requirements have been met; and
•
Clarify the Company’s ability to conduct meetings by means of remote communication and the Board’s authority to designate the location for stockholder meetings.

The Bylaws also incorporate various other updates and technical, clarifying and conforming changes.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Bylaws of Kirby Corporation, effective as of October 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	October 28, 2022	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer